EXHIBIT 4.6
CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

AMENDMENT 2 TO LICENSE AGREEMENT

THIS AMENDMENT 2 (“Amendment”) is effective as of March 6, 2025 (the “Amendment Effective Date”) and amends the License Agreement dated as of November 10, 2023 and effective December 28, 2023 (as amended or modified from time to time prior to the date hereof, the “Agreement”), by and between Novartis Pharma AG, a company organized under the laws of Switzerland, located at Lichtstrasse 35, 4002 Basel, Switzerland (“Novartis”) and Legend Biotech Ireland Limited, a company organized under the laws of Ireland, located at 10A Ballymoss Road, Sandyford Business Park, Dublin 18, Ireland (“Legend”). Novartis and Legend are referred to in this Agreement individually as a “Party” and collectively as the “Parties”.
WHEREAS, Section 16.9 of the Agreement provides that the Agreement may only be amended or modified by a written instrument duly executed by authorized representatives of each of Legend and Novartis;
WHEREAS, due to certain modification to the Legend Development Plan and Budget which were approved [***], the Parties desire to revise the Agreement to increase the Maximum Development Cost Reimbursement Amount and make other related modifications as further described herein; and
NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meaning set forth in the
Agreement.

2.Definition of “Interim Clinical Report” to be added to the License Agreement:

“Interim Clinical Report” means a report with [***] relating to [***] Legend Phase I Clinical Trial, in a format [***].

3.Clause (vi) shall be added to the License Agreement Section 4.3 (c):

“(vi) [***].”

4.The definition of “Maximum Development Cost Reimbursement Amount” shall be deleted in its entirety and replaced with the following:

“Maximum Development Cost Reimbursement Amount” means the sum of: (a) [***] and (b) [***] approved [***] in accordance with Section 3.3.”

5.This Amendment is effective as of the Amendment Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. On and after the Amendment Effective Date, each reference in the Agreement to "this Agreement,"

"the Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement, as amended by this Amendment.

6.This Amendment shall be governed by, and constructed in accordance with, the laws of the State of New York, USA without reference to any rules of conflict of laws.

7.This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of this Amendment shall constitute an original.

[Signature page follows]

IN WITNESS WHEREOF, the respective representatives of the Parties have executed this Amendment as of the Amendment Effective Date.

Signature & Date on behalf of Legend Biotech Ireland Limited

/s/ Sheila Cronin______________
Signature
Sheila Cronin________________
Name
Senior Director, Finance_______
Title
March 12, 2025_______________

Date

Signature & Date on behalf of Novartis Pharma AG /s/ Arne Woren _______________ Signature Arne Woren__________________ Name Global Head Alliance Management Title March 6, 2025_________________ Date	Signature & Date on behalf of Novartis Pharma AG /s/ Simone Pfirter_____________ Signature Simone Pfirter_______________ Name Head of R&D Legal, EMEA____ Title March 7, 2025_______________ Date